CONSENT OF SAMUEL KLEIN & COMPANY
                    INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in the registration statement of Valley Forge Scientific Corp. on Form S-8 (file No. 333-63637) of our report dated December 3, 1998, on our audits of the financial statements of Valley Forge Scientific Corp. as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which reports are included in this Annual Report on Form 10-K.


SAMUEL KLEIN & COMPANY



Newark, New Jersey
December 22, 1998